Exhibit 10.2

QUANTUM ENERGY INC.

COMPENSATION COMMITTEE CHARTER

NOVEMBER 8, 2017

Purpose

The functions of the Compensation Committee include development of compensation strategy and review of the compensation and performance of officers of the Corporation, review and approval of criteria for the granting of bonuses, and administration of the Corporation’s stock-based benefit plans and other officer and director compensation arrangements.

Organization

The Corporation’s Board of Directors shall select two or more of its members, all of whom satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market, to serve as members of the Compensation Committee. All Committee members shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside directors” as defined by Section 162(m) of the Internal Revenue Code. Each member will serve at the pleasure of the Board of Directors and for such term or terms as the Board shall determine.

The Board will select members of the Committee who will be approved by a majority vote of the Board. Committee members will serve during their respective term as a director, subject to earlier removal by a majority vote of the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the Committee membership.

Duties and Responsibilities

The principal processes of the Committee in carrying out its oversight responsibilities are set forth below. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1. The Committee will have the authority to determine the form and amount of compensation to be paid or awarded to all employees of the Company. The Committee may delegate authority to subcommittees of the Committee or to executive officers of the Company with respect to compensation determinations for persons who are not executive officers of the Company.

2. The Committee will have the authority to determine the form and amount of compensation to be paid or awarded to the Company’s directors, including compensation for service on the Board or on committees of the Board.

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3. The Committee will have the sole authority and right, as and when it shall determine to be necessary or appropriate to the functions of the Committee, at the expense of the Company and not at the expense of the members of the Committee, to retain and terminate compensation consultants, legal counsel and other advisors of its choosing to assist the Committee in connection with its functions. The Committee shall have the sole authority to approve the fees and other retention terms of such advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such advisors employed by the Committee pursuant to this charter.

4. The Committee will annually review the corporate goals and objectives relevant to executive officers’ compensation. Based on this evaluation, the Committee will annually review decisions respecting (i) salary paid to the executive officers, (ii) the grant of cash-based bonuses and equity compensation provided to the executive officers, (iii) the entering into or amendment or extension of any employment contract or similar arrangement with the executive officers, (iv) executive officers’ severance or change in control arrangement, (v) the provision of any perquisites not generally available to other Company employees and (vi) any other executive officer compensation matters as from time to time directed by the Board. In determining the long-term incentive component of the executive officer’s compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to executive officers at companies that the Committee determines comparable based on factors it selects, and the incentive awards given to the Company’s executive officers in prior years. In making determinations regarding any one of the foregoing components, the Committee shall consider all applicable components of the executive officers’ compensation.

5. The Committee will annually review and make recommendations to the Board with respect to adoption and approval of, or amendments to, all cash-based and equity-based incentive compensation plans and arrangements, and the shares and amounts reserved thereunder after taking into consideration the Company’s strategy of long-term and equity-based compensation.

6. The Committee will: (i) approve grants of stock, stock options or stock purchase rights to individuals eligible for such grants (including grants in compliance with Rule 16b-3 promulgated under the Exchange Act to individuals who are subject to Section 16 of the Exchange Act); (ii) interpret the Stock Plans and agreements thereunder; and (iii) determine acceptable forms of consideration for stock acquired pursuant to the Stock Plans. The Committee may delegate to the Company’s Chief Executive Officer the authority to grant options to employees of the Company or of any subsidiary of the Company who are not directors or executive officers, provided that no option grant exceeds any limit subsequently established by resolution of the Committee and, provided further, that the price per share is no less than the fair market value of the Company’s common stock on the date of grant.

7. The Committee will meet with the CEO within 90 days after the commencement of each fiscal year to discuss the incentive compensation programs to be in effect for the Company’s executive officers for such fiscal year and the corporate goals and objectives relevant to those programs.

8. The Committee will periodically review the Company’s procedures with respect to employee loans, and will not approve any arrangement in which the Company, directly or indirectly, extends or maintains credit, arranges for the extension of credit or renews an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. The Committee will assist the Board and management of the Company in complying with this prohibition.

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9. The Committee will prepare an annual report on executive compensation to the Company’s stockholders for inclusion in the proxy statement for the Company’s annual meeting in accordance with the rules and regulations of the Securities and Exchange Commission.

10. The Committee will make regular reports to the Board.

11. The Committee will review this Charter annually and recommend to the Board any changes it determines are appropriate.

12. The Committee will at least annually review its performance and submit a report on its performance to the Board.

13. The Committee will perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any exchange or market on which the Company’s capital stock is traded, and perform other activities that are consistent with this charter, the Company’s certificate of incorporation and bylaws, and governing laws, as the Committee or the Board deems necessary or appropriate.

Procedural Matters

One-third of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee will meet at such times as shall be determined by its Chairperson, or upon the request of any two of its members. The Chairperson shall preside, when present, at all meetings of the Committee. The Committee will keep a record of its meetings and report on them to the Board of Directors. The Committee may meet by telephone or video conference and may take action by written consent.

Minutes

The Committee will maintain written minutes of its meetings, and will file such minutes with the minutes of the meetings of the Board.

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